Exhibit 99.1

Remington Arms Company, Inc. Commences Consent Solicitation for 10 1/2% Senior Notes Due 2011

MADISON, N.C., May 1, 2007 – Remington Arms Company, Inc. (the “Company”) announced today that it has commenced a consent solicitation (the “Consent Solicitation”) relating to the $200,000,000 principal amount of its 10 1/2% Senior Notes due 2011 (CUSIP No. 759576AE1) (the “Notes”) on the terms and subject to the conditions set forth in its Consent Solicitation Statement (the “Statement”) dated May 1, 2007.

The purpose of the Consent Solicitation is to amend the provisions in the indenture governing the Notes (the “Indenture”) (i) relating to the definition of “Permitted Holder”, which is used for the purposes of determining whether a “Change of Control” has occurred with respect to the Company, so that a subsidiary of Cerberus Capital Management, L.P. (“Cerberus”) will be able to acquire RACI Holding, Inc., the sole stockholder of the Company, without having to make an offer to repurchase the Notes in connection with such acquisition (the “Acquisition”) and (ii) relating to the definition of “Sponsors” to allow Cerberus to take the place of the existing Sponsors and thus permit the Company to make certain payments and distributions to Cerberus and its affiliates under the Indenture.

If all conditions to the consent solicitation are satisfied, holders of Notes who validly deliver their consents pursuant to the Consent Solicitation by 5:00 p.m., New York City time, May 14, 2007 (the “Early Consent Date”) (and do not validly revoke their consents by the date the supplemental indenture containing the amendments to the Indenture is executed), will be paid the early consent fee of $5.00 for each $1,000 principal amount of Notes. Alternatively, if all conditions to the consent solicitation are satisfied, holders of Notes who validly deliver their consents pursuant to the Consent Solicitation after the Early Consent Date but on or prior to 5:00 p.m., New York City time, May 21, 2007 (the “Expiration Date”), will be paid the late consent fee of $2.50 for each $1,000 principal amount of Notes. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on the Expiration Date, unless otherwise extended or earlier terminated.

The Company will not be required to pay any consent fees unless certain conditions have been satisfied, including the receipt by the Company of the consent of holders of at least a majority of the principal amount of the outstanding Notes (excluding Notes owned by the Company or its affiliates), the execution and delivery of a supplemental indenture and the closing of the Acquisition.

Credit Suisse Securities (USA) LLC is serving as the exclusive Solicitation Agent for the Consent Solicitation. The Information Agent is D.F. King & Co., Inc. Any questions or requests for assistance or additional copies of documents may be directed to the Information Agent toll free at (800) 431-9633 (banks and brokers call collect at (212) 269-5550).

This news release does not constitute an offering of Notes or any other security of the Company or any solicitation to purchase or sell any securities, or a solicitation of consents with respect to any securities, including, without limitation, the Notes. The Consent Solicitation is being made only by means of the Statement dated May 1, 2007.

About Remington Arms Company, Inc.

Remington Arms Company, Inc., headquartered in Madison, N.C., designs, produces and sells sporting goods products for the hunting and shooting sports markets, as well as solutions to the military, government and law enforcement markets. Founded in 1816 in upstate New York, the Company is one of the nation’s oldest continuously operating manufacturers. The Company is the only U.S. manufacturer of both firearms and ammunition products and one of the largest domestic producers of shotguns and rifles. The Company distributes its products throughout the U.S. and in over 55 foreign countries. More information about the Company can be found at www.remington.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward-looking statements include expectations regarding (i) the terms and conditions of the proposed Consent Solicitation, (ii) the timing of the proposed Consent Solicitation and (iii) the Acquisition. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the possibility that the Acquisition may not close, the demand for the Company’s products, the Company’s growth opportunities, and other risks detailed from time to time in the Company’s reports filed with the SEC, including its Form 10-K Report for the fiscal year ended December 31, 2006.

The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.